EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Crestview Partners IV GP, L.P.

Date of Event Requiring Statement: December 31, 2024

Issuer Name and Ticker or Trading Symbol: VIAD CORP [VVI]

Crestview Partners IV GP, L.P.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW IV VC TE HOLDINGS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW IV VC HOLDINGS, L.P.

By:	Crestview IV VC Holdings GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW IV VC CI HOLDINGS, L.P.

By:	Crestview IV VC CI GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel